EXHIBIT 99.1

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW.OB

AT THE COMPANY:
JASON K. RAZA
PRESIDENT AND CEO
(978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corporation Reports first Quarter 2006 Revenue of $788,957 and Highest Earnings per share in 10 Years

NORTH ANDOVER, MASSACHUSETTS—May 8, 2006— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the first quarter ended March 31, 2006, net revenue was $788,957. On a GAAP basis, Touchstone Software's first quarter net earnings were $206,156, or $0.02 per share diluted. Gross profit margin for the first quarter improved to 85% while net operating margin for the first quarter improved to 26%.

Financial Highlights

■	Touchstone Software’s revenue in the quarter grew by 80% from the same period a year ago
■	Touchstone Software ended the first quarter with cash and cash equivalents, restricted cash, and investments of $677,522 an increase of $216,525 from the end of the 4th quarter of 2005
■	Driver Agent online subscription services total active subscribers grew by 321% in the 1st quarter

Financial Outlook

■	Touchstone Software expects net revenue for the second quarter of 2006 to be between $750,000 and $1,000,000

“Touchstone achieved strong growth in its new Driver Agent on-line business this quarter, achieving double digit growth over the previous quarter results” said Jason Raza, president and chief executive officer of Touchstone Software Corporation. “As we continue the growth of our Driver Agent business we are continually evaluating the potential of localizing the service for specific countries and expect to begin this process in the 4th quarter of 2006”

Business Highlights:

■	Touchstone Software signed several new affiliate partners in the 1st quarter including:

o	www.pcpitstop.com

o	Lavalys-www.lavalys.com

o	myPCcenter Online, LLC- www.mypccenter.com

■	Touchstone Software’s web traffic achieved new highs during the 1st quarter:

o	Unique Visitors to www.driveragent.com were 900,972

o	Unique Visitors to www.eSupport.com were 2,096,173

o	Unique Visitors to www.totallydrivers.comwere 847,174

■	Touchstone Software begun developing a new Active-X based program to replace its popular BIOSAgent product

■	Touchstone Software also received some strong third-party validation in the 1st quarter:

o	SmartComputing-www.smartcomputing.com/email.asp?emid=138753

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter and remainder of 2006. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

About Touchstone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com.

NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates